EXHIBIT 5.0
LAW OFFICES
Elias, Matz, Tiernan & Herrick L.L.P.
11TH FLOOR
734 15TH STREET, N.W.
WASHINGTON, D.C. 20005
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TELEPHONE:  (202) 347-0300
FACSIMILE:   (202) 347-2172

WWW.EMTH.COM

June 20, 2012

Board of Directors
ESB Financial Corporation
600 Lawrence Avenue
Ellwood City, Pennsylvania 16117

Re:       Registration Statement on Form S-8
2012 Stock Incentive Plan
875,000 Shares of Common Stock

Ladies and Gentlemen:

We are special counsel to ESB Financial Corporation, a Pennsylvania corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a registration statement on Form S-8 (the “Registration Statement”). The Registration Statement relates to the registration of up to 875,000 shares of common stock, par value $.01 per share (“Common Stock”), of the Company to be issued pursuant to the Company’s 2012 Stock Incentive Plan (the “Plan”) upon the exercise of stock options (“Option Rights”) or upon the grant of plan share awards of restricted stock.  The Registration Statement also registers an indeterminate number of additional shares which may be necessary under the Plan to adjust the number of shares registered thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock.   We have been requested by the Company to furnish an opinion to be included as an exhibit to the Registration Statement.

For this purpose, we have reviewed the Registration Statement and related Prospectus, the Articles of Incorporation and Bylaws of the Company, the Plan, a specimen stock certificate evidencing the Common Stock and such other corporate records and documents as we have deemed appropriate for the purposes of this opinion.  We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Company and such other instruments, certificates and representations of public officials, officers and representatives of the Company as we have deemed relevant as a basis for this opinion.

Board of Directors
ESB Financial Corporation
June 20, 2012

In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all respects of copies to originals.  Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for this opinion.

For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to Option Rights and restricted stock awards  will continue to be validly authorized on the dates the Common Stock is issued pursuant to the Option Rights and restricted stock awards; (ii) on the dates the Option Rights are exercised and the restricted stock awards are vested, the Option Rights and restricted stock awards will constitute valid, legal and binding obligations of  the Company and will be enforceable as to the Company in accordance with their terms (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors’ rights generally); (iii) the Option Rights are exercised in accordance with their terms and the exercise price therefor is paid in accordance with the terms thereof; (iv) no change occurs in applicable law or the pertinent facts; and (v) the provisions of “blue sky” and other securities laws as may be applicable will have been complied with to the extent required.

 Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Plan, when issued pursuant to the Plan and, with respect to the exercise of Option Rights, upon receipt by the Company of the consideration required thereby, will be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

We hereby consent to the reference to this firm under the caption “Legal Opinion” in the prospectus prepared with respect to the Plan and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

ELIAS, MATZ, TIERNAN & HERRICK L.L.P.

By:	/s/Kenneth B. Tabach
Kenneth B. Tabach